Exhibit 15(a)

September 6, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 11, 2005, on our review of interim financial information of PacifiCorp for the three-month periods ended June 30, 2005 and 2004 and included in PacifiCorp’s quarterly report on Form 10-Q for the quarter ended June 30, 2005, is incorporated by reference in its Registration Statement on Form S-3 dated September 6, 2005.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP